Exhibit 5.1

February 18, 2022

Concierge Technologies, Inc.

120 Calle Iglesia, Unit B

San Clemente, CA, 92672

Re: Registration Statement on Form S-1, Registration No. 333-261522

Ladies and Gentlemen:

We have acted as counsel to Concierge Technologies, Inc., a Nevada corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-1 (Registration No. 333-261522), under the Securities Act of 1933, as amended (the “Securities Act”), initially filed by the Company with the Securities and Exchange Commission (the “Commission”) on December 7, 2021, as thereafter amended or supplemented (the “Registration Statement”). The Registration Statement relates to the registration of the proposed offer and sale of up to an aggregate of [2,388,060] shares (the “Shares”) of common stock of the Company, par value $0.001 per share (the “Common Stock”). The Shares are to be sold by the Company in accordance with an Underwriting Agreement, in the proposed form filed as Exhibit 1.1 to the Registration Statement (the “Agreement”), by and between the Company and Maxim Group, LLC, (the “Underwriter”), as described in the Registration Statement.

In rendering this opinion, we have examined the Registration Statement, the Company’s articles of incorporation, as amended, and by-laws, and such other documents, and reviewed such questions of law, as we have deemed advisable in order to render our opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, that all parties (other than the Company) had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that all such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are valid, binding and enforceable obligations of such parties, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In providing this opinion, we have further relied as to certain matters on information obtained from public officials and officers of the Company.

Based upon the foregoing, and subject to the qualifications, assumptions, limitations and exceptions stated herein, we are of the opinion that when the Agreement has been duly executed and delivered by the respective parties thereto and the Shares have been issued and delivered in accordance with the Agreement against payment in full of the consideration payable therefor as determined by the Board of Directors of the Company or a duly authorized committee thereof and as contemplated by the Agreement, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

We have not considered, and express no opinion herein as to, the laws of any state or jurisdiction other than the Nevada Revised Statutes, as currently in effect. This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter.

In rendering the opinion set forth herein, we have assumed that, at the time of the sale of the Shares, (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and will remain effective; (ii) no stop order of the Commission preventing or suspending the use of the prospectus contained in the Registration Statement will have been issued; (iii) the prospectus contained in the Registration Statement and any required prospectus supplement will have been delivered to the purchaser of the Shares as required in accordance with applicable law; (iv) the requisite corporate power and authority referred to above will not have been modified or rescinded; and (v) there will not have been a change in the law affecting the authorization, execution, delivery or validity of fully paid status of the Shares.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We further consent to the reference to our firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we are not admitting that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. This opinion is given as of the date hereof and we assume no obligation to update or supplement such opinion after the date hereof to reflect any facts or circumstances that may thereafter come to our attention or any changes that may thereafter occur.

/s/ McCarter & English, LLP

McCarter & English, LLP